Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of  HOOKIPA Pharma Inc. of our report dated March 19, 2020 relating to the financial statements, which appears in HOOKIPA Pharma Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.  We also consent to the reference to us under the headings “Experts” in such Registration Statement.

Vienna, Austria

May 15, 2020

PwC Wirtschaftsprüfung GmbH

/s/Alexandra Rester
Austrian Certified Public Accountant